Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT

THIS GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of July 6, 2018, made by WORKHORSE GROUP INC., a Nevada corporation (“Borrower”), each of its Subsidiaries signatory hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors” and each, a “Guarantor” and together with Borrower, the “Grantors” and each, a “Grantor”), in favor of _____________, a Cayman Islands exempted limited partnership (“Lender”), as the lender under the Loan Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”), between Borrower and Lender.

INTRODUCTORY STATEMENTS

WHEREAS, Guarantors and Borrower are members of an affiliated group of companies;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Grantor derives substantial direct and indirect benefit from the extensions of credit under the Loan Agreement; and

WHEREAS, it is a condition precedent to the extensions of credit under the Loan Agreement that the Grantors shall have executed and delivered this Agreement to Lender.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

SECTION 1.     DEFINED TERMS

1.1.        Definitions.

(a)          Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement, and the following terms are used herein as defined in the Code: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodities Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Securities Accounts and Supporting Obligations.

(b)          The following terms shall have the following meanings:

“Agreement” is defined in the preamble hereto.

“Borrower Obligations” are the Obligations (as such term is defined in the Loan Agreement) of Borrower arising out of the Loan Agreement and the other Loan Documents.

“Collateral” is defined in Section 3.

“Discharge of Obligations” is defined in Section 2.1(d).

“Guarantor Obligations” are the collective reference to each Guarantor’s obligations to pay when due any debts, principal, interest, fees, Lender Expenses, and other amounts Guarantor owes Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Guarantor assigned to Lender, and to perform Guarantor’s duties under the Loan Documents to which it is a party.

“Investment Accounts” are the collective reference to the Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Property” is the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Code and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers” are the collective reference to each issuer of any Investment Property.

“Obligations” are (i) in the case of Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Pledged Notes” are all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Grantor.

“Pledged Stock” is the equity interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the equity interests of any (i) Subsidiary of the Guarantor, or (ii) Person that is not a Subsidiary of the Guarantor that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Proceeds” are all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” is any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

1.2.        Other Definitional Provisions.

(a)          The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the Sections and Schedules of this Agreement unless otherwise specified.

(b)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)          Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.     GUARANTEE

2.1.        Guarantee.

(a)          Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to Lender and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)          Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)          Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of Lender hereunder.

(d)          The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 (in each case excluding inchoate indemnity obligations) shall have been satisfied by payment in full (the “Discharge of Obligations”), notwithstanding that from time to time during the term of the Loan Agreement the Borrower may be free from any Borrower Obligations.

(e)          No payment made by Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by Lender from Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of Obligations.

2.2.        No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Lender, no Guarantor shall be entitled to be subrogated to any of the rights of Lender against Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Discharge of Obligations. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to Lender, if required), to be applied in such order as set forth in Section 5.4 hereof irrespective of the occurrence or the continuance of any Event of Default.

2.3.        Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by Lender may be rescinded by Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and the Loan Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Lender shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.4.        Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between Borrower and any of the Guarantors, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Loan Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Borrower or any other Person against Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5.        Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6.        Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Lender without set-off or counterclaim in Dollars.

2.7.        Loan Agreement Covenants. Each Guarantor agrees that, so long as any part of the Borrower Obligations shall remain unpaid, such Guarantor will, unless Lender shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Borrower is to cause such Guarantor and its Subsidiaries to perform or observe.

SECTION 3.     GRANT OF SECURITY INTEREST

Each Grantor hereby grants to Lender a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)          all Accounts;

(b)          all Chattel Paper;

(c)          all Deposit Accounts;

(d)          all Documents;

(e)          all Equipment;

(f)           all Fixtures;

(g)          all General Intangibles;

(h)          all Goods;

(i)           all Instruments;

(j)           all Intellectual Property;

(k)          all Inventory;

(l)           all Investment Property;

(m)         all Letter-of-Credit Rights;

(n)          all other property not otherwise described above;

(o)          all books and records pertaining to the Collateral; and

(p)          to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that no United States intent-to-use trademark or service mark application shall be included in the Collateral to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under Federal law. After such period, each Grantor acknowledges that such interest in such trademark or service mark application shall be subject to a security interest in favor of Lender and shall be included in the Collateral.

SECTION 4.     REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Lender to enter into the Loan Agreement and to induce the Lender to make extensions of credit to Borrower thereunder, each Grantor hereby represents, warrants and covenants to Lender that:

4.1.        Title; No Other Liens. Except for the Liens permitted to exist on the Collateral by the Loan Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement, fixture filing or other public notice with respect to all or any part of the Collateral is on file or of record or will be filed in any public office, except such as have been filed as permitted by the Loan Agreement.

4.2.        Priority of Liens. The security interests granted to Lender pursuant to this Agreement are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Loan Agreement which have priority over the Liens on the Collateral by operation of law. Each Grantor shall maintain the security interests of Lender created by this Agreement as perfected security interests having at least the priority described herein and shall take commercially reasonable measures with respect to the laws of such jurisdiction to defend such security interests against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral. Such Grantor will furnish to Lender from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as Lender may reasonably request, all in reasonable detail. At any time and from time to time, upon the written request of Lender, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and taking any actions necessary to enable Lender to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto to the extent required hereunder.

4.3.        Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 3.

4.4.        Inventory and Equipment. On the date hereof (a) the Inventory and (b) the Equipment (other than mobile goods), in each case with an aggregate fair market value of at least $100,000, are kept at the locations listed on Schedule 5. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in Schedule 5. None of the components of the Collateral shall be maintained at locations other than as provided in Schedule 5 hereto or as permitted pursuant to Section 7.2 of the Loan Agreement.

4.5.        Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6.        Investment Property. The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the equity interests of each Issuer owned by such Grantor. All the shares of the Pledged Stock of each Subsidiary of such Grantor have been duly and validly issued and are fully paid and nonassessable. If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of Lender, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly indorsed by such Grantor to Lender, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by Lender, subject to the terms hereof, as additional collateral security for the Obligations. In the case of each Grantor which is an Issuer, such Issuer agrees that it will be bound by the terms of this Agreement relating to the equity interests issued by it and will comply with such terms insofar as such terms are applicable to it.

4.7.        Investment Accounts.

(a)          Schedule 2 sets forth under the headings “Securities Accounts” and “Commodities Accounts”, respectively, all of the Securities Accounts and Commodities Accounts (each as defined in the UCC) in which each Grantor has an interest. Each Grantor, as applicable, is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Lender) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

(b)          Schedule 2 sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest and each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Lender) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(c)          If any Investment Account or Securities Entitlement is not subject to Lender’s “control”, then such Grantor will obtain control agreements (in a form reasonably satisfactory to Lender) concurrently with opening such Investment Account or Securities Entitlement, as the case may be.

4.8.        Instruments. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any individual Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account), Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to Lender, duly indorsed in a manner reasonably satisfactory to Lender, to be held as Collateral pursuant to this Agreement.

4.9.        Intellectual Property. Schedule 5 lists all registrations and applications for Copyrights, Patents, Trademarks, in each case owned by such Grantor in its own name on the date hereof. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, elects to file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to Lender within 45 days after the last day of the fiscal quarter in which such filing occurs, or, in the case of registration of a copyright, not less than 1 day prior to such registration. Upon prior written request of Lender, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may reasonably request to evidence Lender’s security interest in any Copyright, Patent or Trademark of such Grantor.

4.10.       Loan Agreement Representations. Each Grantor makes, for the benefit of Lender, each of the representations and warranties made in Section 5 of the Loan Agreement by Borrower as to Grantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party.

SECTION 5.     REMEDIAL PROVISIONS

Each Grantor covenants and agrees with Lender that, from and after the date of this Agreement until the Discharge of Obligations:

5.1.        Certain Matters Relating to Receivables. Lender hereby authorizes each Grantor to collect such Grantor’s Receivables and Lender may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by Lender at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Lender if required, in a Collateral Account over which Lender has control, and (ii) until so turned over, shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor. Lender in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to Lender’s satisfaction the existence, amount and terms of any Receivables. Upon the request of Lender, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to Lender and that payments in respect thereof shall be made directly to Lender. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Lender shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender of any payment relating thereto, nor shall Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.2.        Investment Property.

(a)          Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Loan Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Loan Agreement, this Agreement or any other Loan Document.

(b)          If an Event of Default shall occur and be continuing and Lender shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) Lender shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as set forth in Section 5.4, and (ii) any or all of the Investment Property shall be registered in the name of Lender or its nominee, and Lender or its nominee may thereafter exercise rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

5.3.        Proceeds to be Turned Over To Lender. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks, Cash Equivalents and other near-cash items shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to Lender in the exact form received by such Grantor (duly indorsed by such Grantor to Lender, if required). All Proceeds while held by Lender (or by such Grantor in trust for Lender) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4.        Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at Lender’s election, Lender may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the following order:

(a)          First, to the payment of all costs and expenses of any sale, collection or other realization on the Collateral, including reasonable compensation to Lender and its agents and counsel, and reimbursement for all other costs, expenses, liabilities and advances made or incurred by Lender in connection therewith (including as described in Section 5.5 hereof), and all amounts for which Lender is entitled to indemnification hereunder and all advances made by Lender hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by Lender in connection with the exercise of any right or remedy hereunder or under the Loan Agreement or any other Loan Document and to the payment or reimbursement of all indemnification obligations, fees, costs and expenses owing to Lender hereunder or under the Loan Agreement or any other Loan Document, all in accordance with the terms hereof or thereof;

(b)          Second, for application by it towards all other Obligations; and

(c)          Third, any balance of such Proceeds remaining after the Discharge of Obligations shall be paid over to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

5.5.        Code and Other Remedies. If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem commercially reasonable and at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select that are reasonably convenient to both parties, whether at such Grantor’s premises or elsewhere. Lender shall apply the net proceeds of any action taken by it pursuant to this Section 5.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in Section 5.4, and only after such application and after the payment by Lender of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need Lender account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if delivered to each applicable Grantor at least 10 days before such sale or other disposition.

5.6.        Intellectual Property License. Solely for the purpose of enabling Lender to exercise rights and remedies under this Section 5 and at such time as Lender shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Lender a non-exclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by the Grantors.

5.7.        Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.

SECTION 6.     MISCELLANEOUS

6.1.        Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.7 of the Loan Agreement.

6.2.        Notices. All notices, requests and demands to or upon Lender or any Grantor hereunder shall be effected in the manner provided for in Section 11 of the Loan Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

6.3.        No Waiver by Course of Conduct; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and not exclusive of any rights, remedies, powers and privileges provided by law.

6.4.        Enforcement Expenses; Indemnification.

(a)          Each Guarantor agrees to pay or reimburse Lender for all its costs and expenses incurred in collecting against such Guarantor under the guaranty contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to Lender.

(b)          Each Guarantor agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)          Each Guarantor agrees to pay, and to save Lender harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent Borrower would be required to do so pursuant to the Loan Agreement.

(d)          The agreements in this Section 6.4 shall survive repayment of the Obligations and any other amounts payable under the Loan Agreement and the other Loan Documents.

6.5.        Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of Lender and its successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Lender.

6.6.        Set-Off. Each Grantor hereby irrevocably authorizes Lender and any Affiliate thereof at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or such Affiliate to or for the credit or the account of such Grantor, or any part thereof in such amounts as Lender may elect, against and on account of the Obligations and liabilities of such Grantor to Lender hereunder and under the other Loan Documents and claims of every nature and description of Lender against such Grantor, in any currency, whether arising hereunder, under the Loan Agreement, any other Loan Document, the Purchase Agreement or otherwise, as Lender may elect, whether or not Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The rights of Lender under this Section 6.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

6.7.        Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof (with originals to follow promptly thereafter). A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and Lender

6.8.        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9.        Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

6.10.      Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

6.11.      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.12.      Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          submits to the exclusive jurisdiction of the State and Federal courts in New York City; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender;

(b)          expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection that they may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court;

(c)          waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the addresses provided in Section 6.2 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid;

(d)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

6.13.      Acknowledgements. Each Grantor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)          Lender does have any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and Lender.

6.14.      Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Loan Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder in form and substance acceptable to Lender.

6.15.      Releases. Upon the Discharge of Obligations, the Collateral shall be released from the Liens in favor of Lender created hereby, this Agreement shall terminate with respect to Lender all obligations (other than those expressly stated to survive such termination) of each Grantor to Lender hereunder shall terminate, and all rights to the Collateral shall revert to the applicable Grantors, all without delivery of any instrument or performance of any act by any party. At the sole expense of any Grantor following any such termination, Lender shall deliver such documents as such Grantor shall reasonably request to evidence such termination.

6.16.      WAIVER OF JURY TRIAL. EACH GRANTOR AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

Grantors:

WORKHORSE GROUP INC.

By:
Name:
Title:

WORKHORSE TECHNOLOGIES INC.

By:
Name:
Title:

WORKHORSE PROPERTIES INC.

By:
Name:
Title:

WORKHORSE MOTOR WORKS INC.

By:
Name:
Title:

SUREFLY, INC.

By:
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

Lender:

By:
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

c/o Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio 45140
Attn:
Email: paul.gaitan@workhorse.com

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Class of Capital Stock	Certificate No.	No. of Shares
Workhorse Group Inc.	Workhorse Technologies Inc.	Common Stock	N/A	1,000
Workhorse Group Inc.	Workhorse Properties Inc.	Common Stock	N/A	1,000
Workhorse Group Inc.	Workhorse Motor Works Inc.	Common Stock	N/A	200
Workhorse Technologies Inc.	Surefly, Inc.	Common Stock	1	1,000

Pledged Notes: None.

Securities Accounts: None.

Commodities Accounts: None.

Deposit Accounts:

Depositary Bank	Account Holder	Address	Account Number(s)
PNC Bank	Workhorse Technologies Inc.	9180 Union Cemetery Road	40-0712-9788
Cincinnati, OH 45249

PNC Bank	Workhorse Technologies Inc.	9180 Union Cemetery Road	40-0876-0352
Cincinnati, OH 45249

PNC Bank	Workhorse Technologies Inc.	9180 Union Cemetery Road	42-4047-6014
Cincinnati, OH 45249

PNC Bank	Workhorse Technologies Inc.	9180 Union Cemetery Road	41-0284-5707
Cincinnati, OH 45249

PNC Bank	Workhorse Technologies Inc.	9180 Union Cemetery Road	20-70-002-6802486
Cincinnati, OH 45249

PNC Bank	Workhorse Technologies Inc.	9180 Union Cemetery Road	42-7257-6896
Cincinnati, OH 45249

Schedule 3

LOCATION OF JURISDICTION OF ORGANIZATION
AND CHIEF EXECUTIVE OFFICE, ETC.

Grantor	Jurisdiction of Organization	Organizational Identification Number	Location of Chief Executive Officer
Workhorse Group Inc.	Nevada	E0780542007-8	100 Commerce Drive Loveland, Ohio 45140
Workhorse Technologies Inc.	Ohio	1679236	100 Commerce Drive Loveland, Ohio 45140
Workhorse Properties Inc.	Ohio	3943690	100 Commerce Drive Loveland, Ohio 45140
Workhorse Motor Works Inc.	Indiana	2013011400560	100 Commerce Drive Loveland, Ohio 45140
Surefly, Inc.	Delaware	6675215	100 Commerce Drive Loveland, Ohio 45140

Schedule 4

LOCATIONS OF EQUIPMENT AND INVENTORY

Grantor	Locations
Workhorse Group Inc.	100 Commerce Drive Loveland, Ohio 45140
Workhorse Technologies Inc.	100 Commerce Drive Loveland, Ohio 45140
Workhorse Properties Inc.	100 Commerce Drive Loveland, Ohio 45140
Workhorse Motor Works Inc.	940 South SR 32 Union City, IN 47390
Surefly, Inc.	100 Commerce Drive Loveland, Ohio 45140

Schedule 5

REGISTRATIONS AND APPLICATIONS FOR PATENTS

Code/Matter No.	Country	Serial Number	Application Date	Patent Number	Issue/ Grant Date	Expiration Date	Title	Assignee
AMPI	Canada	2523653	10/17/2005	2523653	12/22/2009	10/17/2025	VEHICLE CHASSIS ASSEMBLY	AMP Trucks Inc.
AMPI	United States	11/252,220	10/17/2005	7,717,464	05/18/2010	09/06/2026	Vehicle Chassis Assembly	AMP Trucks Inc.
AMPI	United States	11/252,219	10/17/2005	7,559,578	07/14/2009	09/06/2026	Vehicle Chassis Assembly	AMP Trucks Inc.
AMPI	United States	29/243,074	11/18/2005	D561,078	02/05/2008	02/05/2022	Vehicle Header	AMP Trucks Inc.
AMPI	United States	29/243,129	11/18/2005	D561,079	02/05/2008	02/05/2022	Vehicle Header	AMP Trucks Inc.
AMPI 10US	United States	13/283,663	10/28/2011	8,541,915	09/24/2013	12/16/2031	DRIVE MODULE AND MANIFOLD FOR ELECTRIC MOTOR DRIVE ASSEMBLY	Workhorse Group Incorporated
AMPI 23U	United States	14/606,497	01/27/2015	9,481,256	11/01/2016	05/03/2035	ONBOARD GENERATOR DRIVE SYSTEM FOR ELECTRIC VEHICLES	Workhorse Group Incorporated
AMPI 24A	United States	15/915,144	03/08/2018				PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Incorporated
AMPI 24U	United States	14/989,870	01/07/2016	9,915,956	03/13/2018	06/24/2036	PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Incorporated
AMPI 26U	United States	15/944,185	05/31/2018				AUXILIARY POWER SYSTEM FOR ROTORCRAFT WITH FOLDING PROPELLER ARMS AND CRUMPLE ZONE LOADING GEAR	Surefly, Inc.
AMPI-26WO	PCT	US2018/035353	5/31/2018				AUXILIARY POWER SYSTEM FOR ROTORCRAFT WITH FOLDING PROPELLER ARMS AND CRUMPLE ZONE LOADING GEAR	Surefly, Inc.

REGISTRATIONS AND APPLICATIONS FOR COPYRIGHTS

None.

REGISTRATIONS AND APPLICATIONS FOR TRADEMARK

Code/Matter No.	Mark Name	Country	Current Owner	Application Number	Application Date	Registration Number	Registration Date	Classes	Goods
AMPI 01	NOTHING OUTWORKS A WORKHORSE	Canada	Workhorse Custom Chassis, LLC	1,053,053	03/30/2000	601,870	02/11/2004	N/A	Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes
AMPI 01	WORKHORSE CUSTOM CHASSIS	Canada	Workhorse Custom Chassis, LLC	1,053,052	03/30/2000	601,775	02/10/2004	N/A	Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes
AMPI 01	Workhorse UFO and Logo	Canada	Workhorse Custom Chassis, LLC	1,328,215	12/14/2006	757,840	01/26/2010	N/A	Chassis and bodies for recreational vehicles
AMPI 01	WORKHORSE	Canada	Workhorse Custom Chassis, LLC	1,468,395	02/04/2010	783,257	11/23/2010	N/A	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks
AMPI 01	WORKHORSE	Mexico	Workhorse Custom Chassis, LLC	1068329	02/18/2010	1200569	02/10/2011
AMPI 01	WORKHORSE CUSTOM CHASSIS	Mexico	Workhorse Custom Chassis, LLC	419462	04/05/2000	685022	01/31/2001
AMPI 01	NOTHING OUTWORKS A WORKHORSE	Mexico	Workhorse Custom Chassis, LLC	419463	04/05/2000	685023	01/31/2001
AMPI 01	WORKHORSE CUSTOM CHASSIS	United States	AMP Trucks Inc.	75/816,152	10/05/1999	2,413,878	12/19/2000	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses
AMPI 15IS	AMP	Iceland	Workhorse Group Incorporated	1295/2011	05/05/2011	557/2011	05/31/2011	12	Electric drives for vehicles; Electric vehicles, namely, land vehicles
AMPI 25	WORKHORSE	United States	AMP Trucks Inc.	78/571,788	02/21/2005	3,214,777	03/06/2007	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks
AMPI 27	SUREFLY	United States	Workhorse Group Incorporated	87/431,425	05/01/2017	5,476,952	05/22/2018	12	Aircraft
AMPI 28	Horsefly	United States	Workhorse Group Incorporated	87/770,725	01/25/2018			12	Package Delivery System Utilizing Drones